Exhibit 99.1

CAPITAL MARKETS CONTACT:

Net Element Investor Relations

investors@netelement.com
(786) 923-0523

www.netelement.com

Net Element Announces Second Quarter 2014 Results

As a Result of Further Debt Restructuring Second Quarter Net Income Increased to $1.3 million

MIAMI, FLORIDA – August 18, 2014 – Net Element, Inc. (NASDAQ: NETE) (“Net Element” or the “Company), a technology-driven group specializing in mobile payments and value-added transactional services in emerging countries and in the United States, announced today financial results for its second quarter ended June 30, 2014. The Company generated positive operating cash flows for the six months ended June 30, 2014.

Second Quarter 2014 Highlights:

•	Announced an additional $10 million financing from RBL Capital. This new financing will allow the Company to accelerate its growth initiatives.
•	As a result of new financing, Cayman Invest converted its debt to equity.
•	Appointed Drew Freeman, electronic payments industry veteran to its Board of Directors.
•	Appointed Bill Healy, electronic payments industry leader to its Board of Directors in July 2014.
•	As part of its value-added offering, the Company launched an analytical toolbox product offering to its merchants.

Second Quarter 2014 Financial Highlights:

•	Net income of $1.3 million or $0.04 per share, compared with a net loss of ($20.2 million) or $(0.72) per share in the comparative second quarter.
•	Revenues were $4.9 million a 12% decrease from $5.6 million in the second quarter of 2013. The decrease in revenues is primarily due to restructuring of operations in Russia.
•	Liabilities were $22.8 million, a 40% decrease from $37.9 million at December 31, 2013.
•	Working capital increased $8.3 million from ($8.0) million at December 31, 2013 to $0.3 million at June 30, 2014 primarily resulting from restructuring our indebtedness.

“We are pleased with our results as we continue to execute our strategy of driving revenue towards profitability and further reduction of debt,” commented Oleg Firer, Chief Executive Officer of Net Element. “We remain committed to building the underlying business as well as finding strategic opportunities to accelerate growth and increase shareholder value.”

Second Quarter 2014 Operating Results:

We reported net income of $1,347,769 or $.04 per share, for the three months ended June 30, 2014 as compared with a net loss of ($20,231,697) or $(0.72) per share, for the three months ended June 30, 2013. Our net income for the three months ended June 30, 2014 was primarily the result of gains from restructuring of the MBF debt of $1,596,000, the net effect from Cayman Invest note conversion of $562,908, recovery of $352,993 in mobile operator penalties and a reduction in bad debt allowance of $1,640,111 for aggregator advances in our mobile payment processing business. The net loss of ($20,231,697) for the three months ended June 30, 2013 was primarily due to $11,200,000 in goodwill impairment, $4,792,487 in loss provision and $3,486,950 in general and administrative expenses.

Net revenues consist primarily of payment processing fees. Net revenues were $4,912,035 for the three months ended June 30, 2014 as compared to $5,607,609 for the three months ended June 30, 2013. The decrease in net revenues is primarily due to the mobile payment processing operation change of its billing system and business development personnel which unfavorably impacted revenues by $666,953. The following table sets forth our sources of revenues for the three-month periods ending June 30, 2014 and 2013.

Cost of revenues represents direct costs of generating revenues, including commissions, purchases of short numbers, interchange expense and processing fees. Cost of revenues for the three months ended June 30, 2014 was $3,345,087 as compared to $4,133,953 for the three months ended June 30, 2013. The year over year decrease in cost of revenues of $788,866 is primarily a result of decrease of mobile payment processing cost of revenues due to a $352,993 recovery of penalties in the current quarter.

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Operating expenses totaled $1,629,928 for the three months ended June 30, 2014, as compared to operating expenses of $21,096,401 for the three months ended June 30, 2013. Total operating expenses for the three months ended June 30, 2014 consisted of general and administrative expenses of $2,545,552, depreciation and amortization expense of $624,790 offset by recovery of loan loss provision in the amount of $1,540,415 and. For the three months ended June 30, 2013, general and administrative expenses were $3,486,950. Loan losses for the three months ended June 30, 2013 were $5,792,487 and depreciation and amortization was $616,964. The components of our general and administrative expenses are discussed below.

Year to date 2014 Operating Results:

We reported a net loss of $2,245,559 or $.07 per share, for the six months ended June 30, 2014 as compared with a net loss of $23,465,528 or $0.83 per share, for the six months ended June 30, 2013. On September 25, 2013, we divested our entertainment assets and now operate a focused payment and technology business.

The following table sets forth our sources of revenues for the six month periods ended June 30, 2014 and 2013.

	For the six months ended		Increase /
Source of Revenues	June 30, 2014	June 30, 2013	(Decrease)

Credit Card Processing Fees	$8,668,620	$6,461,284	$2,207,336
Mobile Payment Processing	1,086,894	14,475	1,072,419

Total	$9,755,514	$6,475,759	$3,279,755

Cost of revenues represents direct costs of generating revenues, including commissions, purchases of short numbers, interchange expense and processing fees. Cost of revenues for the six months ended June 30, 2014 was $6,873,580 as compared to $4,409,500 for the six months ended June 30, 2013. The year over year increase in cost of revenues of $2,464,080 is primarily a result of six months of operation in 2014 versus two and a half months of operation in 2013 offset by a $379,307 decrease of Mobile Payment Processing cost of revenues in Russia primarily due to a recovery of charge-backs during the quarter ended June 30, 2014.

Operating expenses totaled $5,465,518 for the six months ended June 30, 2014, as compared to total operating expenses of $24,317,521 for the six months ended June 30, 2013. Total operating expenses for the six months ended June 30, 2014 consisted of general and administrative expenses of $5,687,731, depreciation and amortization of $1,216,491, offset by recovery of loan loss provision of $1,438,704. For the six months ended June 30, 2013, general and administrative expenses were $6,265,775, loan loss provision was $6,199,072 and depreciation and amortization was $652,674. The six month operating expense comparison above shows 10% lower general and administrative costs and a more significant reduction in loan loss provision costs, as we have successfully reorganized our Russian mobile payments business.

Additional information regarding Net Element's results of operations for its second-quarter ended June 30, 2014 may be found in Net Element's quarterly report on Form 10-Q, which was filed with the Security and Exchange Commission (SEC) on August 14, 2014 and may be obtained from the SEC's Internet website at http://www.sec.gov.

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NET ELEMENT, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

Net revenues	$4,912,035	$5,607,609	$9,755,514	$6,475,759

Costs and expenses:
Cost of revenues	3,345,087	4,133,953	6,873,580	4,409,500
General and administrative (includes $700,468 and $150,000 and $752,518 and $150,000 of share based compensation for the three and six months ended June 30, 2014 and 2013,respectively)	2,545,552	3,486,950	5,687,731	6,265,775
Provision for (recovery of) loan losses	(1,540,415)	5,792,487	(1,438,704)	6,199,072
Goodwill impairment charge	-	11,200,000	-	11,200,000
Depreciation and amortization	624,790	616,964	1,216,491	652,674
Total costs and operating expenses	4,975,014	25,230,354	12,339,098	28,727,021
Loss from operations	(62,979)	(19,622,745)	(2,583,584)	(22,251,262)
Interest expense, net	(1,770,255)	(920,353)	(2,831,736)	(1,069,987)
Gain on change in fair value and settlement of beneficial conversion derivative	5,569,158	-	5,569,158	-
Loss on debt extinguishment	(3,962,406)	-	(3,962,406)	-
Gain on debt restructure	1,596,000	-	1,596,000	-
Loss from asset disposal	(28,320)	-	(28,320)	-
Other expense	(6,394)	(5,809)	(46,326)	(90,359)
Income (loss) from continuing operations before income taxes	1,334,804	(20,548,907)	(2,287,214)	(23,411,608)
Income taxes	-	-	-	-
Income (loss) from continuing operations	1,334,804	(20,548,907)	(2,287,214)	(23,411,608)
Net income attributable to the noncontrolling interest	12,965	570,730	41,655	570,542
Net income (loss) from continuing operations attributable to Net Element, Inc.	1,347,769	(19,978,177)	(2,245,559)	(22,841,066)
Loss from operations of discontinued entities	-	(253,520)	-	(624,462)
Net income (loss)	1,347,769	(20,231,697)	(2,245,559)	(23,465,528)
Foreign currency translation	(122,217)	(238,685)	1,161,080	(264,758)
Comprehensive income (loss)	$1,225,552	$(20,470,382)	$(1,084,479)	$(23,730,286)

Income (loss) per share - basic and diluted continuing operations	$0.04	$(0.71)	$(0.07)	$(0.81)
Income (loss) per share - basic and diluted discontinued operations	-	(0.01)	-	(0.02)
Total income (loss) per share	$0.04	$(0.72)	$(0.07)	$(0.83)

Weighted average number of common shares outstanding - basic and diluted	32,368,577	28,133,699	32,421,286	28,178,805

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NET ELEMENT, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,
	2014	2013
ASSETS
Current assets:
Cash	$1,271,716	$2,012,433
Accounts receivable, net	4,374,431	180,000
Advances to aggregators, net	4,246	8,221,177
Prepaid expenses and other assets	831,058	548,155
Total current assets	6,481,451	10,961,765
Fixed assets, net	63,234	270,354
Notes receivable net (non current portion)	-	540,000
Intangible assets, net	3,052,847	5,417,015
Goodwill	6,671,750	6,671,750
Other long term assets	308,299	-
Investment in affiliate	-	-
Total assets	$16,577,581	$23,860,884

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$2,609,509	$2,488,048
Deferred revenue	158,012	0
Accrued expenses	2,713,911	3,615,790
Short term loans	256,402	2,568,467
Notes payable (current portion)	98,493	1,656,086
Due to related parties	318,301	91,730
Total current liabilities	6,154,628	10,420,121
Due to related parties (non current portion)	-	198,966
Notes payable (net of current portion)	16,635,581	20,410,468
Total liabilities	22,790,209	31,029,555

STOCKHOLDERS' DEFICIT
Preferred stock ($.01 par value, 1,000,000 shares authorized and no shares issued and outstanding)	-	-
Common stock ($.0001 par value, 100,000,000 shares authorized and 38,350,329 and 32,273,298
shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively)	3,836	2,816
Paid in capital	116,455,522	105,376,013
Stock subscription receivable	(2,320,102)	718,750.00
Accumulated other comprehensive income (loss)	990,531	54,125
Accumulated deficit	(121,176,387)	(110,348,787)
Noncontrolling interest	(166,028)	(2,971,588)
Total stockholders' deficit	(6,212,628)	(7,168,671)
Total liabilities and stockholders' deficit	$16,577,581	$23,860,884

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About Net Element (NASDAQ: NETE)

Net Element (NASDAQ: NETE) is a global technology-driven group specializing in mobile payments and value-added transactional services. The Company owns and operates a global mobile payments and transaction processing provider, TOT Group. TOT Group companies include Unified Payments, recognized by Inc. Magazine as the #1 Fastest Growing Private Company in America in 2012, Aptito, a next generation cloud-based point of sale payments platform, and TOT Money, which has a leading position in Russia and has been ranked as the #1 SMS content provider by Beeline, Russia's second largest telecommunications operator. Together with its subsidiaries, Net Element enables ecommerce and adds value to mobile commerce environments. Its global development centers and high-level business relationships in the United States, Russia and Commonwealth of Independent States strategically position the Company for continued growth. The Company has U.S. headquarters in Miami and headquarters in Moscow. More information is available at www.netelement.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, whether Net Element or its business continues to grow and whether the additional financing secured by Net Element will be adequate to meet the Company’s objectives. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Net Element and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: (i) Net Element 's ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Net Element 's ability to maintain existing, and secure additional, contracts with users of its payment processing services; (iii) Net Element 's ability to successfully expand in existing markets and enter new markets; (iv) Net Element 's ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Net Element 's business; (viii) changes in government licensing and regulation that may adversely affect Net Element 's business; (ix) the risk that changes in consumer behavior could adversely affect Net Element 's business; (x) Net Element 's ability to protect its intellectual property; (xi) local, industry and general business and economic conditions; (xii) adverse effects of potentially deteriorating U.S.-Russia relations, including, without limitation, over a conflict related to Ukraine, including a risk of U.S. government sanctions or other legal restrictions on U.S. businesses doing business in Russia. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K and the subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K filed by Net Element with the Securities and Exchange Commission. Net Element anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Net Element assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law.

Source: Net Element

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